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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                                                                   Exhibit 10.35

                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated and effective as of March 14, 1997, is made by and between MICRODYNE CORPORATION, a Maryland corporation (the "Borrower"), CRESTAR BANK and NBD BANK (the "Banks"), and CRESTAR BANK ("Crestar") as agent (the "Agent") for the Banks.

                                    RECITALS

         The Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of January 27, 1995, as amended by the First Amendment to Credit Agreement, dated as of October 26, 1995, the Second Amendment to Credit Agreement, dated as of June 30, 1996, the Third Amendment to Credit Agreement, dated as of August 19, 1996, and the Fourth Amendment to Credit Agreement dated as of September 27, 1996 (as further amended, modified or supplemented from time to time, the "Agreement"). Terms defined in the Agreement shall have the same defined meanings when such terms are used in this Amendment.

         The Borrower, the Agent and the Banks have agreed to amend certain provisions of the Agreement. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Banks and the Agent agree as follows:

         11.. The Applicable DC Advance Percentage shall be 0% and Eligible Data Communications Receivables shall not be included in the Borrowing Base unless the Banks elect, in their sole discretion, to increase the Applicable DC Advance Percentage at some subsequent date. The Banks will reconsider the Borrower's request to reestablish the Applicable DC Advance Percentage after the Banks review the Borrower's financial statements for its fiscal quarter ending on June 29, 1997.

         22. Eligible Inventory shall not include at any time more than $250,000 of finished goods completed under a Telemetry Division contract and for which payment is not yet due from a Customer.

         33.   Section 7.3 shall be amended to read in its entirety as follows:

               "SECTION 7.3 Financial Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment hereunder, the Borrower shall maintain, unless the Banks shall otherwise consent in writing:

                    (a) Net Income. For the fiscal quarter ending on June 29, 1997, and each subsequent fiscal quarter, Net Income of greater than $1.

                    (b) Tangible Net Worth. As of the end of each fiscal quarter of the Borrower, beginning on June 29, 1997, Tangible Net Worth of not less than the Tangible Net Worth reflected in the Borrower's financial statements for the fiscal quarter ending March 30, 1997."

         44. Except for the amendments to the Agreement expressly set forth above, the Agreement and the other Loan Documents shall remain in full force and effect. The Borrower acknowledges and agrees that this Amendment only amends the terms of the Agreement and is not a novation, and the Borrower ratifies and confirms the remaining terms and provisions of the Agreement and the other Loan Documents in all respects. Nothing in this Amendment shall require the Banks to grant any further amendments to the terms of the Loan Documents. The failure of the Borrower to perform or observe any covenant or agreement contained herein shall constitute an Event of Default under the Credit Agreement.


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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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         55.   The Borrower acknowledges and agrees that (a) there are no defenses, counterclaims or setoffs against any of its obligations under the Loan Documents, and (b) the prior grant of a security interest in the Collateral created by the Security Agreement and the Patent and Trademark Assignment continues to secure the Obligations, is in full force and effect, and is ratified and confirmed by the Borrower in all respects.

         66. The Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrower in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Banks in accordance with the provisions of the Loan Documents.

         77. The Borrower agrees to pay all costs and expenses incurred by the Agent and the Banks in connection with this Amendment, including, but not limited to, reasonable attorneys' fees.

         88. This Amendment shall be governed by the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

         99. This Amendment may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

         WITNESS the following signatures.

                             BORROWER:

                             MICRODYNE CORPORATION,
                             a Maryland corporation
                             By: /s/ Christian J. Spitz
                             Name: Christian J. Spitz
                             Title: Senior Vice President and CFO

                             AGENT:

                             CRESTAR BANK
                             By:  /s/ Miriam M. Sadler
                                      Miriam M. Sadler
                                      Senior Vice President

                             BANKS:

                             CRESTAR BANK
                             By:  /s/ Miriam M. Sadler
                                      Miriam M. Sadler
                                      Senior Vice President

                             NBD BANK

                             By: /s/Robert J. Hill
                             Name:  Robert J. Hill
                             Title: First Vice-President


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